Exhibit 4.2

_______________________________________

LLOYDS BANKING GROUP PLC

as Issuer,

THE BANK OF NEW YORK MELLON,
acting through its London Branch,

as Trustee and Paying Agent

and

The Bank of New York Mellon SA/NV, Dublin Branch,

as Subordinated Debt Security Registrar

_______________________________________

ELEVENTH SUPPLEMENTAL INDENTURE

dated as of June 13, 2025

to

THE SUBORDINATED DEBT SECURITIES INDENTURE

dated as of November 4, 2014

_______________________________________

TABLE OF CONTENTS

i

ii

ELEVENTH SUPPLEMENTAL INDENTURE (“Eleventh Supplemental Indenture”), dated as of June 13, 2025, among LLOYDS BANKING GROUP PLC, a corporation incorporated in Scotland with registered number 95000, and with its principal executive offices located at 25 Gresham Street, London EC2V 7HN, United Kingdom, as issuer (the “Company”) and THE BANK OF NEW YORK MELLON, acting through its London Branch, as trustee (the “Trustee”) and as paying agent (the “Paying Agent”) and The Bank of New York Mellon SA/NV, DUBLIN BRANCH, as subordinated debt security registrar (the “Subordinated Debt Security Registrar”).

WITNESSETH

WHEREAS, the Company and the Trustee have executed and delivered a Subordinated Debt Securities Indenture dated as of November 4, 2014 (the “Subordinated Indenture,” and together with this Eleventh Supplemental Indenture, the “Indenture”) to provide for the issuance of the Company’s subordinated debt securities (the “Subordinated Debt Securities”), including the Securities (as defined below).

WHEREAS, Section 9.01(d) of the Subordinated Indenture permits the Company and the Trustee to add to, change or eliminate any provisions of the Subordinated Indenture without the consent of Holders as permitted under Sections 2.01 and 3.01 of the Subordinated Indenture, subject to certain conditions;

WHEREAS, Section 9.01(f) of the Subordinated Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the forms or terms of Subordinated Debt Securities of any series as permitted under Sections 2.01 and 3.01 of the Subordinated Indenture without the consent of Holders;

WHEREAS, there are no debt securities Outstanding of any series created prior to the execution of this Eleventh Supplemental Indenture which are entitled to the benefit of the provisions set forth herein or would be adversely affected by such provisions;

WHEREAS, the Board of Directors has authorized the entry into this Eleventh Supplemental Indenture, as required by Section 9.01 of the Subordinated Indenture;

WHEREAS, the parties hereto desire to establish a series of Subordinated Debt Securities to be known as the 6.068% Fixed Rate Reset Dated Subordinated Tier 2 Notes due 2036 (the “Securities”) pursuant to Sections 2.01 and 3.01 of the Subordinated Indenture. The Securities may be issued from time to time and any Securities issued as part of this series will constitute a single series of Securities under the Indenture and shall be included in the definition of “Securities” where the context requires;

WHEREAS, the Company has requested that the Trustee execute and deliver this Eleventh Supplemental Indenture and whereas all actions required by it to be taken in order to make this Eleventh Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Eleventh Supplemental Indenture has been duly authorized in all respects; and

WHEREAS, where indicated, this Eleventh Supplemental Indenture shall amend and supplement the Subordinated Indenture; to the extent that the terms of the Subordinated Indenture are inconsistent with such provisions of this Eleventh Supplemental Indenture, the terms of this Eleventh Supplemental Indenture shall govern.

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

Article 1
Definitions

Section 1.01. Definition of Terms.  For all purposes of this Eleventh Supplemental Indenture:

(a)       a term defined anywhere in this Eleventh Supplemental Indenture has the same meaning throughout;

(b)       capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Subordinated Indenture;

(c)       the singular includes the plural and vice versa;

(d)       headings are for convenience of reference only and do not affect interpretation;

(e)       References to the Subordinated Indenture or the Eleventh Supplemental Indenture shall be deemed to include any supplements or amendments thereto;

(f)       for the purposes of this Eleventh Supplemental Indenture and the Subordinated Indenture, the term “series” shall mean a series of Securities;

(g)       wherever the words “include”, “includes” or “including” are used in this Eleventh Supplemental Indenture, they shall be deemed to be followed by the words “without limitation”; and

(h)       the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

Article 2
Form of Securities

Section 2.01. Terms of the Securities.  The following terms relating to the Securities are hereby established pursuant to Section 3.01 of the Subordinated Indenture, as amended by this Eleventh Supplemental Indenture:

(a)       The title of the Securities shall be: the 6.068% Fixed Rate Reset Dated Subordinated Tier 2 Notes due 2036;

(b)       The aggregate principal amount of the Securities that may be authenticated and delivered under the Indenture shall not exceed $1,250,000,000, except as otherwise provided in the Indenture;

(c)       Principal on the Securities shall be payable on June 13, 2036;

(d)       The Securities shall be issued in global registered form on June 13, 2025 and shall bear interest from (and including) June 13, 2025 to (but excluding) June 13, 2035 (the “Reset Date”), at a rate of 6.068% per annum (the “Initial Interest Rate”), and from (and including) the Reset Date to (but excluding) Maturity (as defined below) (the “Reset Period”), at a rate per annum calculated by the Calculation Agent on the Reset Determination Date (as defined below) as being equal to the sum of the applicable U.S. Treasury Rate (as defined below) (expressed as a rate per annum) and 1.600% (the “Margin”), such sum being converted to a semi-annual rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down) (each a “Reset Rate of Interest”). Interest will be payable semi-annually in arrears on June 13 and December 13 of each year (each, an “Interest Payment Date”), commencing on December 13, 2025 to (and including) Maturity.

Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. Interest will be paid to holders of record of the Securities in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant Interest Payment Date, whether or not a Business Day (such date, a “Regular Record Date”).

“Calculation Agent” means The Bank of New York Mellon, London Branch, or its successor appointed by the Company pursuant to the Calculation Agent Agreement between the Company and The Bank of New York Mellon, London Branch, dated as of the date hereof.

“Reset Determination Date” means the second Business Day immediately preceding the Reset Date.

“U.S. Treasury Rate” means, with respect to the Reset Date, the rate per annum equal to: (1) the arithmetic average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity for the maturity of one year (“Yields”), for the five consecutive business days immediately prior to the Reset Determination Date and appearing under the caption “Treasury constant maturities” on the Reset Determination Date as of 5:00 p.m. (New York City time), in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury constant maturities”, for the maturity of one year; provided that if the Yield is not available through such release (or successor publication) for any relevant business day, then the arithmetic average will be determined based on the Yields for the remaining business days during the five business day period described above (provided further that if the Yield is available for only a single business day during such five business day period, the “U.S. Treasury Rate” will mean the single-day Yield for such day); or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Date.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Company equal to the last reported Yield on U.S. Treasury securities having a maturity of one year based on information appearing in the most recently published statistical release designated “H.15 Daily Update”  (or any successor publication by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities) as of 5:00 p.m. (New York City time) on the Reset Determination Date.

The U.S. Treasury Rate shall be determined by The Bank of New York Mellon, London Branch as Calculation Agent.

All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company, the Trustee, the Paying Agent and on the Holders of the Securities.

All percentages resulting from any of the above calculations shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all Dollar amounts used in or resulting from such calculations shall be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the Securities during the Reset Period will in no event be higher than the maximum rate permitted by law or lower than 0.00% per annum.

By its acquisition of Securities or an interest therein, each Holder and Beneficial Owner of Securities and each subsequent holder and Beneficial Owner waives any and all claims in law and/or equity against the Trustee, the Calculation Agent or any paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and any paying agent in respect of, and agrees that none of the Trustee, the Calculation Agent or any paying agent will be liable for, any action that the Trustee, the Calculation Agent or any paying agent, as the case may be, takes, or abstains from taking, in each case in accordance with this section or any losses suffered in connection therewith.

For the avoidance of doubt, the Trustee shall have the rights set forth in Section 9.03 of the Subordinated Indenture with respect to any amendment or alteration of the terms and conditions of the Securities and the Indenture.

“Comparable Treasury Issue” means, with respect to the Reset Period, the U.S. Treasury security or securities selected by the Company with a maturity date on or about the last day of the Reset Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in Dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the Reset Date (calculated by the Calculation Agent on the Reset Determination Date preceding the Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received by the Company, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received by the Company, then such Reference Treasury Dealer Quotation as quoted in writing to the Company by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by the Company, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in Dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the Reset Date, the bid and offered prices obtained by the Company for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date.

(e)       No premium, upon redemption or otherwise, shall be payable by the Company on the Securities;

(f)       Principal of and any interest on the Securities shall be paid to the Holder through The Bank of New York Mellon, acting through its London Branch, as Paying Agent of the Company;

(g)       The Securities shall not be redeemable except as provided in Article 11 of the Subordinated Indenture, as supplemented by this Eleventh Supplemental Indenture;

(h)       The Company shall have no obligation to redeem or purchase the Securities pursuant to any sinking fund or analogous provision;

(i)       The Securities shall be issued only in denominations of $200,000 and in integral multiples of $1,000 in excess thereof;

(j)       The principal amount of the Securities shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Subordinated Indenture, as amended by this Eleventh Supplemental Indenture;

(k)       Additional Amounts in respect of the Securities shall be payable as set forth in the Subordinated Indenture, as supplemented by this Eleventh Supplemental Indenture;

(l)       The Securities shall not be converted into or exchanged at the option of the Company;

(m)       The Securities shall be denominated in, and payments thereon shall be made in, Dollars;

(n)       The payment of principal of (and premium, if any) or interest, if any, on the Securities shall be payable only in the coin or currency in which the Securities are denominated;

(o)       The Securities will be issued in the form of one or more global certificates in registered form (“Global Securities”) and will be deposited with a custodian for The Depository Trust Company (“DTC”) and registered in the name of DTC or its nominee;

(p)       The Securities will not be initially issued in definitive form;

(q)       The Bank of New York Mellon, London Branch will be the Calculation Agent for the Securities.

(r)       Notwithstanding Section 3.05(a) of the Indenture, The Bank of New York Mellon SA/NV, Dublin Branch is hereby appointed “Subordinated Debt Security Registrar” for the purpose of registering the Securities and transfers of the Securities. The Subordinated Debt Security Register shall be maintained at the corporate trust office of the Subordinated Debt Security Registrar, which is currently located at Riverside 2, Sir John Rogerson’s Quay, Grand Canal Dock, Dublin 2, Ireland.

(s)       The Events of Default on the Securities are as provided for in Section 5.01 of the Subordinated Indenture, as amended by this Eleventh Supplemental Indenture;

(t)       The subordination terms of the Securities are as provided for in Article 12 of the Subordinated Indenture as amended by Section 3.18 of this Eleventh Supplemental Indenture;

(u)       The form of the Securities to be issued on the date hereof shall be substantially in the form of Exhibit A hereto; and

(v)       The Company may issue additional Securities (“Additional Securities”) after the date hereof having the same ranking and same interest rate, Maturity, redemption terms and other terms as the Securities except for the price to the public, issue date and first interest payment date, provided that such Additional Securities must be fungible with the outstanding Securities for U.S. federal income tax purposes.  Any such Additional Securities, together with the Securities shall constitute a single series of securities under the Indenture.

Article 3
Additional Terms Applicable to the Securities

Section 3.01. Addition of Definitions.  With respect to the Securities only, Section 1.01 of the Subordinated Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“Applicable Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy and prudential supervision (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing (and for so long as the same are applicable in the United Kingdom), any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator, from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to the Company or the Group).

“Bail-in Legislation” means in relation to a Member State of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.

“Banking Act” shall have the meaning given to it within the definition of “U.K. bail-in power” within Section 3.01 of the Eleventh Supplemental Indenture.

“Beneficial Owners” shall mean (a) if any Subordinated Debt Securities are in global form, the beneficial owners of the Subordinated Debt Securities (and any interest therein) and (b) if the Subordinated Debt Securities are held in definitive form, the holders in whose names the Subordinated Debt Securities are registered in the Subordinated Debt Security Register and any beneficial owners holding an interest in such Subordinated Debt Securities held in definitive form.

“BRRD” means Directive 2014/59/EU (as amended or superseded) establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“BRRD Party” means the Subordinated Debt Security Registrar.

“Compliant Securities” means securities issued directly by the Company that:

(a) have terms not materially less favorable to an investor than the terms of the Subordinated Debt Securities (as reasonably determined by the Company in consultation with an investment bank or financial adviser of international standing (which in either case is independent of the Company)) and provided that the Company has delivered an Officer’s Certificate to such effect (including as to such consultation) to the Trustee (upon which the Trustee shall be entitled to rely without further inquiry and without liability to any person) prior to the issue or variation of the relevant securities);

(b) subject to (a) above (1) contain terms which comply with the then current requirements of the Relevant Regulator in relation to Tier 2 capital; (2) provide for the same interest rate and Interest Payment Dates from time to time applying to the Subordinated Debt Securities; (3) rank pari passu with the ranking of the Subordinated Debt Securities; (4) preserve any existing rights under the Indenture to any accrued interest or other amounts which have not been either paid or canceled; and (5) preserve the obligations of the Company as to payments of principal in respect of the Subordinated Debt Securities, including (without limitation) as to the timing and amount of such payments;

(c) are (1) listed on the New York Stock Exchange or (2) listed on such other stock exchange as is a Recognized Stock Exchange at that time as selected by the Company; and

(d) where the Subordinated Debt Securities which have been substituted or varied had a published rating (solicited by, or assigned with the cooperation of, the Company) from a Rating Agency immediately prior to their substitution or variation, each such Rating Agency has ascribed, or announced its intention to ascribe, an equal or higher published rating to the relevant Compliant Securities.

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Eleventh Supplemental Indenture” means the Eleventh Supplemental Indenture, dated as of June 13, 2025, among the Company, the Trustee, the Paying Agent and The Bank of New York Mellon SA/NV, Dublin Branch, as Subordinated Debt Security Registrar.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

“Group” means the Company and its subsidiaries and subsidiary undertakings from time to time.

“Issue Date” means June 13, 2025, being the date of the initial issue of the Securities.

“Maturity” means June 13, 2036.

“Recognized Stock Exchange” means a recognized stock exchange as defined in section 1005 of the U.K. Income Tax Act 2007 as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.

“Relevant Regulator” means the Bank of England acting through its Prudential Regulation Committee or such other governmental authority in the United Kingdom (or if the Company becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to prudential matters, as the case may be.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

“relevant U.K. resolution authority” means any authority with the ability to exercise a U.K. bail-in power.

“Securities” means the Company’s 6.068% Fixed Rate Reset Dated Subordinated Tier 2 Notes due 2036.

“U.K. bail-in power” means any write-down, conversion, transfer, modification, moratorium and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of financial holding companies, mixed financial holding companies, banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise) (the “Banking Act”), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

“U.K. Taxing Jurisdiction” shall have the meaning given to it in Section 10.04.

Section 3.02. Amendment of Definition.  With respect to the Securities only, the following definitions shall be amended in their entirety in Section 1.01 of the Subordinated Indenture and replaced with the following definitions:

“Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

“Capital Disqualification Event” shall occur if at any time the Company determines that as a result of a change or pending change to the regulatory classification of the Securities which becomes effective on or after the Issue Date some or all of the aggregate outstanding principal amount of the Securities ceases or would be likely to cease to be included in, or count towards, the Tier 2 Capital of the Company and/or the Group.

“Corporate Trust Office” means the office of the Trustee in which its corporate trust business is principally administered, located at 160 Queen Victoria Street, London EC4V 4LA (Attention: Conventional Debt EMEA – Team 4; email: corpsov4@bny.com) or such other location as shall be notified to the Company by the Trustee from time to time.

“Executive Officer” means any individual authorized or designated by the Board of Directors through a power of attorney or otherwise for the purpose of executing this Subordinated Debt Securities Indenture and any other certificates, forms, notes and ancillary documents in connection therewith.

“Senior Creditors” means in respect of the Company (i) creditors of the Company whose claims are admitted to proof in the winding-up or administration of the Company and who are unsubordinated creditors of the Company and (ii) creditors of the Company whose claims are or are expressed to be subordinated to the claims of other creditors of the Company (other than those whose claims constitute, or would, but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital or Tier 2 Capital of the Company, or whose claims rank or are expressed to rank pari passu with, or junior to, the claims of holders of the Securities).

“Tier 1 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Tier 2 Capital” has the meaning given to it by the Relevant Regulator from time to time.

Section 3.03. Deletion of Definitions.  With respect to the Securities only, the following definitions shall be deleted in their entirety in Section 1.01 of the Subordinated Indenture:

“ADR Custodian” means the custodian under the ADR Deposit Agreement.

“ADR Deposit Agreement” means the deposit agreement between the Company and The Bank of New York Mellon (previously named The Bank of New York) and the holders from time to time of American Depositary Receipts issued thereunder.

“ADR Depositary” means the depositary under the ADR Deposit Agreement.

“Applicable Banking Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator, from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to the Company or to the Company and its subsidiaries).

“Capital Resources Requirement” and “Overall Financial Adequacy Rule” have the respective meanings given to such terms in the Applicable Banking Regulations and shall include any successor terms from time to time equivalent thereto as agreed between the Company and the Trustee.

“CRD IV” means, taken together, (i) the CRD IV Directive, (ii) the CRD IV Regulation and (iii) applicable capital adequacy banking regulations then in effect in the United Kingdom.

“CRD IV Directive” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, and any successor directive.

“CRD IV Regulation” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms amending Regulation (EU) No 648/2012, and any successor regulation.

“Deferred Amounts” means any Deferred Interest (including any interest amounts accrued thereon) and any amount of principal and/or premium payment of which has been deferred pursuant to Section 3.07 (including any interest amounts accrued thereon) which has not been satisfied.

“Deferred Interest” has the meaning specified in Section 3.07.

“Deferred Payment Date” has the meaning specified in Section 3.07.

“Deferred Record Date”, when used for the interest payable on any Deferred Payment Date on Subordinated Debt Securities of any series, means the date specified for the purpose pursuant to Section 3.01.

“Exchange Date”, when used with respect to any applicable series of Subordinated Debt Securities, has the meaning specified in Section 13.03.

“Exchange Securities” means securities issued by the Company provided that such securities shall contain terms which comply with the then current requirements of the Relevant Regulator in relation to Tier 2 Capital or Tier 1 Capital).

“Foreign Currency” means the euro or any currency issued by the government of any country (or a group of countries or participating member states) other than the United States which as at the time of payment is legal tender for the payment of public and private debts.

“Foreign Government Securities” means with respect to Subordinated Debt Securities of any series that are denominated in a Foreign Currency, non-callable (i) direct obligations of the participating member state or government that issued such Foreign Currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such participating member state or government, the payment of which obligations is unconditionally guaranteed as a full faith and credit obligation of such participating member state or government. For the avoidance of doubt, for all purposes hereof, euro shall be deemed to have been issued by each participating member state from time to time.

“Liquidator” has the meaning specified in Section 12.06.

“Taxing Jurisdiction” has the meaning specified in Section 10.04.

Section 3.04. Deletion of Deferred Payment Provisions.  With respect to the Securities only, the following Sections of the Subordinated Indenture are amended and restated in their entirety and shall read as follows:

Section 3.01. Amount Unlimited, Issuable in Series.

(d)       the rate or rates, if any, at which the Subordinated Debt Securities of the series shall accrue interest or the manner of calculation of such rate or rates, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable or the manner of determination of such Interest Payment Dates, if other than as specified in Section 3.07, and, in the case of registered Subordinated Debt Securities, the Regular Record Date for the interest payable on any Interest Payment Date, and any dates required to be established pursuant to Section 7.01;

(f) the place or places where the principal of (and premium, if any) and any interest on Subordinated Debt Securities of the series shall be payable, and the Paying Agent or Paying Agents who shall be authorized to pay principal of (and premium, if any) and interest on Subordinated Debt Securities of such series;

Section 3.03.  Execution, Authentication, Delivery and Dating.  The first sentence of the fifth paragraph of Section 3.03 shall read as follows:

No Subordinated Debt Security shall be entitled to any benefit under this Subordinated Debt Securities Indenture or be valid or obligatory for any purpose unless there appears on such Subordinated Debt Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual or electronic signature, and such certificate upon any Subordinated Debt Security shall be conclusive evidence, and the only evidence, that such Subordinated Debt Security has been duly authenticated and delivered hereunder and that such Subordinated Debt Security is entitled to the benefits of this Subordinated Debt Securities Indenture.

Section 3.07.  Payment; Interest Rights Preserved.  Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities, interest, if any, on any Subordinated Debt Securities which is payable, and is paid or duly provided for, on any Interest Payment Date shall be paid, in the case of registered Subordinated Debt Securities, to the Person in whose name that Subordinated Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest or, in the case of Global Securities held by any Holder, to the Holder including through a Paying Agent of the Company designated pursuant to Section 3.01.

Section 11.06.  Subordinated Debt Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Subordinated Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Subordinated Debt Securities shall cease to accrue interest. Upon surrender of any such Subordinated Debt Security for redemption in accordance with said notice, such Subordinated Debt Security shall be paid by the Company at the Redemption Price, together with accrued but unpaid interest thereon, if any, to the Redemption Date; provided, however, that with respect to any Subordinated Debt Securities in registered form, unless otherwise specified as contemplated by Section 3.01, a payment of interest which is payable on an Interest Payment Date which is the Redemption Date, shall be payable to the Holders of such Subordinated Debt Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date according to the terms of the Subordinated Debt Securities and the provisions of Section 3.07.  Subordinated Debt Securities in definitive form shall be presented for redemption to the Paying Agent.

If any Subordinated Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the Subordinated Debt Security shall, until paid, continue to accrue interest from and after the Redemption Date in accordance with its terms and the provisions of Section 3.07.

Section 3.05. Deletion of Exchange Provisions.  With respect to the Securities only:

(i)       Sections 1.13 and 9.02(a) of the Subordinated Indenture is amended by deleting the reference to “Exchange Date” therein,

(ii)       Section 3.01(l) of the Subordinated Indenture is amended and restated in its entirety and shall read as follows:

(l)       [Reserved];

(iii)       Section 3.05 of the Subordinated Indenture is amended by deleting the following paragraph:

In the event that a Global Security is surrendered for redemption or exchange for Preference Shares or Exchange Securities in part pursuant to Section 11.07 or Section 13.05, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed or unexchanged portion of the principal of the Global Security so surrendered.

(iv)       Section 3.05(b) of the Subordinated Indenture is amended and restated in its entirety as follows:

(b)       Except as otherwise specified pursuant to Section 3.01, Subordinated Debt Securities of any series may only be exchanged for a like aggregate principal amount of Subordinated Debt Securities of such series of other authorized denominations containing identical terms and provisions. Subordinated Debt Securities to be exchanged shall be surrendered at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, and the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the Subordinated Debt Security or Subordinated Debt Securities of the same series which the Holder making the exchange shall be entitled to receive.

Section 3.06. Correction of Minor Defects in or Amendment of Subordinated Debt Securities.  With respect to the Securities only, Article 3 of the Subordinated Indenture is amended by adding Section 3.13, which shall read as follows:

Section 3.13. Correction of Minor Defects in or Amendment of Subordinated Debt Securities.  If the Company or the Trustee shall become aware of any ambiguity, defect or inconsistency in any term of a Subordinated Debt Security or certificate, as the case may be, or, with respect to any Subordinated Debt Security (including any certificate) issued on or after the date hereof, the Company and the Trustee may amend such Subordinated Debt Security (including any certificate) as contemplated by Section 9.01(h) (subject to Section 9.07) and the parties hereto shall provide for the execution, authentication, delivery and dating of one or more replacement Subordinated Debt Securities or Global Securities, as the case may be, pursuant to Section 3.03 hereto, provided, however, that such amendment is not materially adverse to Holders of any Outstanding Subordinated Debt Securities.

Section 3.07. Defaults; Collection of Indebtedness and Suits for Enforcement by Trustee.  With respect to the Securities only, the following sections of the Subordinated Indenture are amended in part: (i) to amend and restate, each in its entirety, Sections 5.03(a) and 5.03(b), which shall read as follows:

(a)       the Company fails to pay any installment of interest on any Subordinated Debt Security of such series on or before its Interest Payment Date and such failure continues for 14 days; or

(b)       the Company fails to pay all or any part of the principal of any Subordinated Debt Security of such series on any date on which such principal shall otherwise have become due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

(ii)       to amend and restate the second paragraph of Section 5.03 in its entirety, which shall read as follows:

If a Default occurs, the Trustee may commence a proceeding for the winding-up of the Company and/or prove in a winding-up of the Company or a Qualifying Administration for all due and payable amounts, provided that the Trustee may not declare the principal amount of any Outstanding Subordinated Debt Security to be due and payable.

(iii)       to amend and restate the third paragraph of Section 5.03 in its entirety, which shall read as follows:

Subject to applicable law, including the Trust Indenture Act, no Holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by the Company arising under or in connection with the Subordinated Debt Securities. By accepting a Subordinated Debt Security, each Holder will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation or retention with respect to the Subordinated Debt Securities or this Subordinated Debt Securities Indenture (or between the obligations under or in respect of any Subordinated Debt Securities and any liability owed by a Holder to the Company) that they might otherwise have against the Company, whether before or during a winding-up, liquidation of the Company or a Qualifying Administration. Notwithstanding the above, if any of such rights and claims of any such Holder against the Company are discharged by set-off, counterclaim, combination of accounts, compensation or retention, such Holder will immediately pay an amount equal to the amount of such discharge to the Company or, in the event of the winding up of the Company or a Qualifying Administration, the liquidator or administrator (or other relevant insolvency official), as the case may be, and until such time as payment is made will hold a sum equal to such amount in trust for the Company or the liquidator or administrator (or other relevant insolvency official), as the case may be, and accordingly such discharge shall be deemed not to have taken place.

(iv)       to amend and restate the fifth paragraph of Section 5.03 in its entirety, which shall read as follows:

Except as otherwise provided in this Article 5, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Subordinated Debt Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law, provided, however, that the Company shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Subordinated Debt Securities prior to any date on which the principal of, or any interest on, the Subordinated Debt Securities would have otherwise been payable by the Company.

(v)       to add the following sentence at the end of Section 5.03:

No remedy against the Company other than as referred to in this Article 5 shall be available to the Trustee (on behalf of the Holders) or the Holders, whether for the recovery of amounts owing in respect of the Subordinated Debt Securities or under this Subordinated Debt Securities Indenture or in respect of any breach by the Company of any of its other obligations under or in respect of the Subordinated Debt Securities or under this Subordinated Debt Securities Indenture, except that the Trustee and the Holders shall have such rights and powers as they are required to have under the Trust Indenture Act.

(vi)       to amend and restate Section 5.12(a) in its entirety, which shall read as follows:

(a)       such direction shall not be in conflict with any rule of law or with this Subordinated Debt Securities Indenture or shall not expose the Trustee to undue risk;

Section 3.08. Deletion of Satisfaction and Discharge Provisions.  With respect to the Securities only, Article 4 of the Subordinated Indenture is deleted in its entirety.

Section 3.09. Unconditional Right of Holders to Receive Principal, Premium and Interest, if any.  With respect to the Securities only, Section 5.08 of the Subordinated Indenture is amended and restated in its entirety, which shall read as follows:

Section 5.08.  Unconditional Right of Holders to Receive Principal, Premium and Interest, if any.  Subject to Section 12.01 in relation to subordination of Subordinated Debt Securities, and notwithstanding any other provision in this Subordinated Debt Securities Indenture, the Holder of any Subordinated Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest, if any, on such Subordinated Debt Security on the respective Stated Maturities as expressed in such Subordinated Debt Security (or, in the case of redemption, on the Redemption Date) and, subject to Section 5.07, to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder or holder.

Section 3.10. Undertaking for Costs.  With respect to the Securities only, Section 5.14 of the Subordinated Indenture is amended and restated in its entirety, which shall read as follows:

Section 5.14.  Undertaking for Costs.  All parties to this Subordinated Debt Securities Indenture agree, and each Holder of any Subordinated Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Subordinated Debt Securities Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Subordinated Debt Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Subordinated Debt Security on or after the respective Stated Maturities expressed in such Subordinated Debt Security (or, in the case of redemption, on or after the Redemption Date).

Section 3.11. Redemption and Purchase of Subordinated Debt Securities.  With respect to the Securities only, Article 11 of the Subordinated Indenture is amended by amending and restating Sections 11.01, 11.03, 11.04, 11.08, 11.09 and 11.10 in their entirety, and by adding Sections 11.11, 11.12 and 11.13, each of which shall read as follows:

Section 11.01. Applicability of Article.  Subordinated Debt Securities of any series shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 for Subordinated Debt Securities of any series) in accordance with this Article 11.  Subordinated Debt Securities of any series may not be redeemed except in accordance with provisions of applicable law, applicable provisions of the Applicable Regulations and Section 11.13 below. The Subordinated Debt Securities of any series may not be redeemed in whole or in part at the option of the Holder thereof.

Section 11.03. Selection by Trustee of Subordinated Debt Securities to Be Redeemed. If fewer than all the Subordinated Debt Securities of any series are to be redeemed, the particular Subordinated Debt Securities to be redeemed shall be selected not more than 30 days nor less than 15 days prior to the Redemption Date by the Trustee, from the Outstanding Subordinated Debt Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Subordinated Debt Securities of that series or any multiple thereof) of the principal amount of Subordinated Debt Securities of such series of a denomination larger than the minimum authorized denomination for Subordinated Debt Securities of that series, all in accordance with the rules and regulations of the applicable clearing system.

The Trustee shall promptly notify the Company in writing of the Subordinated Debt Securities selected for redemption and, in the case of any Subordinated Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Subordinated Debt Securities Indenture, unless the context otherwise requires, all provisions relating to the redemption of Subordinated Debt Securities shall relate in the case of any Subordinated Debt Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Subordinated Debt Security which has been or is to be redeemed.

Section 11.04. Notice of Redemption. Notice of redemption shall be given not less than 15 nor more than 30 days prior to the Redemption Date to each Holder of Subordinated Debt Securities to be redeemed in the manner and to the extent provided in Section 1.06.

All notices of redemption shall state:

(a) the Redemption Date,

(b) the Redemption Price,

(c) if fewer than all the Outstanding Subordinated Debt Securities of any series are to be redeemed, the principal amount of the Subordinated Debt Securities to be redeemed,

(d) that on the Redemption Date the Redemption Price, accrued but unpaid interest on the Subordinated Debt Securities, if any, and any Deferred Amounts will become due and payable upon each such Subordinated Debt Security to be redeemed and, if applicable, that interest thereon will cease to accrue on or after the said date,

(e) the place or places where such Subordinated Debt Securities are to be surrendered for payment of the Redemption Price, and

(f) the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such Subordinated Debt Securities.

Notice of redemption of Subordinated Debt Securities to be redeemed at the selection of the Company shall be given by the Company or, at the Company’s Request, by the Trustee in the name and at the expense of the Company, and the Company shall deliver written notice thereof to the Trustee no less than 10 Business Days prior to the date of the notice to Holders of Subordinated Debt Securities.

Section 11.08.  Optional Tax Redemption.

(a)       Subject always to Section 11.13 below, the Company will have the option to redeem the relevant series of Subordinated Debt Securities, as a whole but not in part, having given notice in accordance with Section 11.04 hereof, at a redemption price equal to 100% of the principal amount of the Subordinated Debt Securities then outstanding, together with any accrued interest to (but excluding) the date fixed for redemption, if at any time the Company determines that:

(i)       as a result of a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date, or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date (a “Tax Law Change”), the Company has paid or will or would on the next payment date be required to pay Additional Amounts to any Holder of the Subordinated Debt Securities; and/or

(ii)       a Tax Law Change would:

(A)       result in the Company not being entitled to claim a deduction in respect of any payments (or its corresponding funding costs as recognized in its financial statements) in respect of the Subordinated Debt Securities in computing its taxation liabilities or the amount or value of such deduction to the Company would be materially reduced;

(B)       prevent the Subordinated Debt Securities from being treated as loan relationships for United Kingdom tax purposes;

(C)       as a result of the Subordinated Debt Securities being in issue, result in the Company not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as of the Issue Date or any similar system or systems having like effect as may from time to time exist);

(D)       result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Subordinated Debt Securities or the conversion of the Subordinated Debt Securities into shares or other obligations of the Company (including, pursuant to the terms and conditions of the Subordinated Debt Securities or as a result of the exercise of any regulatory powers under the Banking Act); or

(E)       result in a Subordinated Debt Security or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

(each such Tax Law Change, a “Tax Event”); provided, however, in each case that the Company could not avoid the consequences of the Tax Event by taking measures reasonably available to it.

(b)       Prior to the delivery of any such notice of redemption the Company shall deliver to the Trustee (i) a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company), in a form satisfactory to the Trustee, to the effect that a Tax Event has occurred, and (ii) an Officer’s Certificate confirming (1) that all the conditions necessary for redemption have occurred and that the Company could not avoid the consequences of the Tax Event by taking measures reasonably available to it, and (2) that if, and to the extent required under Applicable Regulations, the Company has demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by the Company on the Issue Date. The Trustee is entitled to conclusively rely on and accept such opinion and Officer’s Certificate without any duty whatsoever of further inquiry and without liability to any person, in which event such opinion and Officer’s Certificate shall be conclusive and binding on the Trustee, the Holders and the Beneficial Owners.

Section 11.09.  Optional Redemption Due to a Capital Disqualification Event. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities and subject to the conditions set out in Section 11.13 below, the Subordinated Debt Securities are redeemable, as a whole but not in part, at the option of the Company, on not less than 15 calendar days’ nor more than 30 calendar days’ notice to each Holder of Subordinated Debt Securities to be redeemed, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest thereon, if any, in respect of such series of Subordinated Debt Securities to, but excluding, the date fixed for redemption if, immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred.

Prior to the giving of any notice of redemption, the Company must deliver to the Trustee an Officer’s Certificate stating that (i) a Capital Disqualification Event has occurred, and (ii) if, and to the extent required under Applicable Regulations, the Company has demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by the Company as at the Issue Date. The Trustee shall be entitled to accept such Officer’s Certificate without any further inquiry and without liability to any person, in which event such Officer’s Certificate shall be conclusive and binding on the Trustee and the Holders and Beneficial Owners.

Section 11.10.  Purchase.  Subject to the conditions set out in Section 11.13 below, and to applicable law in force at the relevant time, including the Applicable Regulations, the Company may at any time, and from time to time purchase Subordinated Debt Securities in the open market or by tender or by private agreement, in any manner and at any price or at differing prices. Subordinated Debt Securities purchased or otherwise acquired by the Company may be (i) held, (ii) resold or (iii) at the Company’s sole discretion, surrendered to the Trustee for cancellation (in which case all Subordinated Debt Securities so surrendered will forthwith be canceled in accordance with applicable law and thereafter may not be re-issued or resold).

Section 11.11.  Optional Redemption.  Subject to the conditions set out in Section 11.13 below, the Subordinated Debt Securities are redeemable, in whole but not in part, at the option of the Company, on not less than 15 calendar days’ nor more than 30 calendar days’ notice to each Holder of Subordinated Debt Securities to be redeemed, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest thereon, if any, to, but excluding, June 13, 2035, at the option of the Company on the Reset Date. Notice shall be given to the Trustee at least five Business Days prior to the date notice is sent to Holders, unless a shorter notice period shall be satisfactory to the Trustee.

Section 11.12. Substitution or Variation.  Upon the occurrence of a Tax Event or a Capital Disqualification Event, the Company may, subject to the conditions set out in Section 11.13 below, but without any requirement for the consent or approval of the Holders of the Subordinated Debt Securities, at any time (whether before, on or following the Reset Date) on not less than 15 calendar days’ nor more than 30 calendar days’ notice to each Holder of Subordinated Debt Securities to be substituted or varied, either substitute all (but not some only) of the Subordinated Debt Securities for, or vary the terms of the Subordinated Debt Securities so that they remain or, as appropriate, become, Compliant Securities, and the Trustee shall (subject to the below) agree to such substitution or variation. Upon the expiry of such notice, the Company shall either vary the terms of or substitute the Subordinated Debt Securities, as the case may be.

Prior to the giving of any notice of substitution or variation, the Company must deliver to the Trustee an Officer’s Certificate stating that a Tax Event or a Capital Disqualification Event, as the case may be, has occurred, setting out the details thereof, and stating that the terms of the relevant Compliant Securities comply with the definition thereof. The Trustee shall be entitled to accept such Officer’s Certificate without any further inquiry and without liability to any person, in which event such Officer’s Certificate shall be conclusive and binding on the Trustee and the Holders and Beneficial Owners of the Subordinated Debt Securities.

Section 11.13 Early Redemption, Purchase, Substitution or Variation – Relevant Regulator.  Subordinated Debt Securities may be redeemed, purchased, substituted or varied by the Company prior to Maturity as provided under Article 11 of this Subordinated Debt Securities Indenture, subject to:

(a) the Company giving notice to the Relevant Regulator and the Relevant Regulator granting permission to the Company to redeem, purchase, substitute or vary the Subordinated Debt Securities, as the case may be (in each case to the extent, and in the manner, required by the Applicable Regulations);

(b) in respect of any redemption of the Subordinated Debt Securities proposed to be made prior to the fifth anniversary of the Issue Date, if and to the extent then required under the Applicable Regulations (A) in the case of an optional redemption due to a Tax Event, the Company having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by the Company as at the Issue Date or (B) in the case of redemption following the occurrence of a Capital Disqualification Event, the Company having demonstrated to the satisfaction of the Relevant Regulator that the relevant change (or pending change) was not reasonably foreseeable by the Company as at the Issue Date and the Relevant Regulator considering such change to be sufficiently certain;

(c) if and to the extent then required under the Applicable Regulations, either: (A) the Company having replaced the Subordinated Debt Securities with instruments qualifying as own funds of equal or higher quality on terms that are sustainable for the income capacity of the Company; or (B) (save in the case of sub-paragraph (d)(A) below) the Company demonstrating to the satisfaction of the Relevant Regulator that the own funds and eligible liabilities of the Company would, following such redemption, purchase, substitution or variation, exceed its minimum applicable capital requirements (including any applicable buffer requirements) by a margin that the Relevant Regulator considers necessary at such time; and

(d) in the case of any purchase prior to the fifth anniversary of the Issue Date, in addition to satisfying either of the conditions specified in paragraph (c) above, either: (A) the Company having, before or at the same time as such purchase, replaced the Subordinated Debt Securities with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of the Company, and the Relevant Regulator having permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or (B) the relevant Subordinated Debt Securities being purchased for market-making purposes in accordance with the Applicable Regulations.

Any refusal by the Relevant Regulator to grant its permission as contemplated above shall not constitute a Default or an Event of Default for any purpose. Notwithstanding the above conditions, if, at the time of any redemption, purchase, substitution or variation the then-prevailing Applicable Regulations permit the repayment, purchase, substitution or variation only after compliance with one or more alternative or additional preconditions to those set out above, the Company shall comply with such other and/or, as appropriate, additional pre-condition(s).

Section 3.12. Exchanges Not Deemed Payment.  With respect to the Securities only, Section 12.10 of the Subordinated Indenture is deleted in its entirety.

Section 3.13. Exchange of Subordinated Debt Securities.  With respect to the Securities only, Article 13 of the Subordinated Indenture is deleted in its entirety.

Section 3.14. Events of Default.  With respect to the Securities only:

(i) Section 5.01 of the Subordinated Indenture is amended by adding the following sentence at the end of the section:

The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute a Default or an Event of Default under this Section 5.01 or a Default under Section 5.03; and

(ii) Section 5.02 of the Subordinated Indenture is amended in part to restate in its entirety the first paragraph of such section as follows:

Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs with respect to Subordinated Debt Securities of any series and is continuing, then in every such case the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Subordinated Debt Securities of such series may declare the principal amount, together with accrued interest (if any) and Additional Amounts (if any), payable on such Subordinated Debt Securities, of all the Subordinated Debt Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holder or Holders), and upon any such declaration such amount shall become immediately due and payable.

(iii) Section 5.02(a)(i) is hereby restated in its entirety as follows:

(i) the principal of, and premium, if any, on, any Subordinated Debt Securities of such series which have become due otherwise than by such declaration of acceleration and any due and payable interest, if any, thereon at the rate or rates prescribed therefor in such Subordinated Debt Securities,

(iv) Section 5.02 of the Subordinated Indenture is amended in part to restate in its entirety the last paragraph of such section as follows:

If the Subordinated Debt Securities become due and payable (whether pursuant to this Section 5.02 above or Article 11 below) and the Company fails to pay such amounts (or any damages awarded for breach of any obligations in respect of the Subordinated Debt Securities or this Indenture) forthwith upon demand, notwithstanding the continuing right of any Holder to receive payment of the principal of and interest on Subordinated Debt Securities, or to institute suit for the enforcement of any such payment, each in accordance with Section 316(b)(Directions and Waivers by Bondholders; Prohibition of Impairment of Holders’ Right to Repayment) of the Trust Indenture Act, the Trustee, in its own name and as trustee of an express trust, may institute proceedings for the winding up of the Company, and/or prove in a winding up of the Company or in a Qualifying Administration for all such due and payable amounts (including any damages awarded for breach of any obligations in respect of the Subordinated Debt Securities or this Indenture) but no other remedy shall be available to the Trustee (on behalf of the Holders) or the Holders.

Section 3.15. Compensation and Reimbursement.  With respect to the Securities only, Section 6.07 of the Subordinated Indenture is amended in part to:

(i) restate in its entirety Section 6.07(b) as follows:

except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Subordinated Debt Securities Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined in a final, non-appealable order by a court of competent jurisdiction to have been caused by its own negligence or bad faith; and

(ii) to add the following sentence at the end of the section:

The Trustee’s right to reimbursement and indemnity under this Section 6.07 shall survive the payment in full of the Subordinated Debt Securities, the discharge of this Subordinated Debt Securities Indenture, the resignation or removal of the Trustee and (without prejudice to Section 5.07 of the Eleventh Supplemental Indenture if and to the extent applicable as set out therein) any exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the obligations owed or owing to Holders pursuant to or in connection with the Subordinated Debt Securities.

Section 3.16. Certain Rights of Trustee.  With respect to the Securities only, Section 6.03 of the Subordinated Indenture is amended in part to add the following at the end of the section:

(m)  The Trustee shall not be liable for errors in judgment made in good faith unless it was negligent in ascertaining the relevant facts; and

(n)  The Trustee may hold funds uninvested without liability for interest in the absence of an agreement signed by the Trustee to the contrary.

Section 3.17. Certain Rights of Subordinated Debt Security Registrar and Paying Agent.  The Subordinated Debt Security Registrar and Paying Agent shall have the benefit of the rights, protections, indemnifications and immunities granted to the Trustee in the Indenture, including, without limitation, Section 6.07 of the Indenture, mutatis mutandis.

Section 3.18. Subordinated Debt Securities Subordinate to Claims of Senior Creditors.  With respect to the Securities only, Section 12.01 of the Subordinated Indenture is amended and restated in its entirety, which shall read as follows:

Section 12.01.  Subordinated Debt Securities Subordinate to Claims of Senior Creditors.

(a)       Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities, the Company covenants and agrees, and each Holder of Subordinated Debt Securities of each series, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 12, in the event of:

(i)       an order being made, or an effective resolution being passed, for the winding-up of the Company (except, in any such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction or amalgamation of the Company, the terms of which reorganization, reconstruction, amalgamation do not provide that the Subordinated Debt Securities shall thereby become redeemable or repayable in accordance with their terms); or

(ii)       a Qualifying Administration,

the Holders will have a right against the Company in respect of or arising under (including any damages awarded for breach of any obligations under) the Subordinated Debt Securities and the Subordinated Debt Securities Indenture relating to them to claim for all amounts due to them in respect of the Subordinated Debt Securities including the principal amount thereof (plus any premium) and accrued but unpaid interest thereon, if any. Such rights and claims will be subordinated to, and subject in right of payment to, the prior payment in full of, all claims of all Senior Creditors. The rights and claims of the Holders of the Subordinated Debt Securities shall rank pari passu without any preference among themselves and rank junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness of the Company and shall rank at least pari passu with the claims of holders of all obligations of the Company which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 2 Capital of the Company and in priority to (1) the claims of holders of all obligations of the Company which constitute Tier 1 Capital of the Company, (2) the claims of holders of all undated or perpetual subordinated obligations of the Company and (3) the claims of holders of all ordinary share capital of the Company.

(b)       The provisions of this Article 12 shall apply only to rights or claims payable under Section 12.01 (a) or to amounts payable pursuant thereto and under any Subordinated Debt Securities of any series and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee, the first lien rights of the Trustee under Sections 5.03(a)(i) and 5.06 hereof, or the rights and remedies of the Trustee in respect thereof.

Section 3.19. Reliance on Judicial Order or Certificate of Liquidating Agent.  With respect to the Securities only, Section 12.06 of the Subordinated Indenture is amended and restated in its entirety, which shall read as follows:

Section 12.06. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.01, and the Holders of the Subordinated Debt Securities of the series shall be entitled to rely upon (a) any order or decree entered by any court in which such winding-up of the Company or similar case or proceeding, including a proceeding for the suspension of payments is pending, or (b) a certificate of the administrator of the Company, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of such Subordinated Debt Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Senior Creditors and other claims against the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

Section 3.20. Additional Subordinated Debt Securities.  With respect to the Securities only, Section 3.12 of the Subordinated Indenture is amended and restated in its entirety, which shall read as follows:

Section 3.12.  Additional Subordinated Debt Securities. The Company may, from time to time, without the consent of the Holders of the Subordinated Debt Securities of any series, issue additional Subordinated Debt Securities of one or more of the series of Subordinated Debt Securities issued under this Subordinated Debt Securities Indenture, having the same ranking and same interest rate, Maturity, redemption terms and other terms, except for the price to the public, issue date and first Interest Payment Date, as the Subordinated Debt Securities. Any such additional Subordinated Debt Securities, together with the Subordinated Debt Securities of the applicable series, shall constitute a single series of Subordinated Debt Securities under this Subordinated Debt Securities Indenture and shall be included in the definition of “Subordinated Debt Securities” in this Subordinated Debt Securities Indenture where the context requires; provided, however, that if the original Subordinated Debt Securities are determined by the Company to be debt for U.S. federal income tax purposes and the additional Subordinated Debt Securities are not fungible with the outstanding Subordinated Debt Securities for U.S. federal income tax purposes, the additional Subordinated Debt Securities must have CUSIP, ISIN and/or other identifying numbers different from those used for the outstanding Subordinated Debt Securities.

Section 3.21. Agreement with Respect to Exercise of U.K. Bail-in Power.  The following provisions relate solely to the Securities established pursuant to this Eleventh Supplemental Indenture:

(a)       Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Securities, by purchasing or acquiring the Securities each Holder (including each Beneficial Owner) of the Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person (and the issue to or conferral on the holder of such shares, securities or obligations, including by means of amendment, modification or variation of the terms of the Securities); and/or (iii) the amendment or alteration of the Maturity of the Securities, or amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at Maturity), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each Holder and each Beneficial Owner of the Securities further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

(b)       By purchasing or acquiring the Securities, each Holder and each Beneficial Owner of the Securities:

(i)       acknowledges and agrees that no exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Securities shall give rise to a Default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)       to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Securities; and

(iii)       acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Securities under Section 5.12 of the Subordinated Indenture, and (b) neither the Subordinated Indenture nor this Eleventh Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Securities remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Securities), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee agree pursuant to a supplemental indenture or an amendment to this Eleventh Supplemental Indenture, unless the Company and the Trustee agree in writing that a supplemental indenture is not necessary.

(c)       Each Holder or Beneficial Owner that purchases or acquires its Securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the U.K. bail-in power.

(d)       By purchasing or acquiring the Securities, each Holder and each Beneficial Owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Securities and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner or the Trustee.

(e)       No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom applicable to the Company and the Group.

(f)       Neither a reduction or cancellation, in part or in full, of the principal amount of, or interest on, the Securities or the conversion thereof into another security or obligation of the Company or another person, as a result of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Company, nor the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Securities will be a Default or an Event of Default for any purpose.

(g)       Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Securities, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders and Beneficial Owners of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes. Any delay or failure by the Company in delivering the notices referred to in this paragraph shall not affect the validity and enforceability of the U.K. bail-in power.

(h)       The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture shall survive any exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Securities.

Section 3.22. Notification of Assumption or Substitution to the Relevant Regulator.  With respect to any series of Subordinated Debt Securities issued under the Subordinated Indenture, including the Securities, Section 8.04 of the Subordinated Indenture is amended and restated in its entirety to read as follows:

Section 8.04. Notification of Assumption or Substitution to the Relevant Regulator. No such assumption or substitution as is referred to in either Section 8.02 or 8.03 shall be effected in relation to any series of Subordinated Debt Securities, unless, in each case to the extent and manner required by the Applicable Regulations at such time, the Company has given notice thereof to the Relevant Regulator and the Relevant Regulator has granted its permission or no objection in relation thereto.

Section 3.23. Notification of Modification or Supplemental Indenture to Relevant Regulator.  With respect to any series of Subordinated Debt Securities issued under the Subordinated Indenture, including the Securities, Section 9.07 of the Subordinated Indenture is amended and restated in its entirety to read as follows:

Section 9.07. Notification of Modification or Supplemental Indenture to Relevant Regulator. No such modification shall be effected in relation to any series of Subordinated Debt Securities, unless, in each case to the extent and manner required by the Applicable Regulations at such time, the Company has given notice thereof to the Relevant Regulator and the Relevant Regulator has granted its permission or no objection in relation thereto.

Article 4
Amendments to the Subordinated Indenture

Section 4.01. Appointment of Agent for Service.  With respect to any series of Subordinated Debt Securities issued under the Subordinated Indenture, including the Securities, Section 1.14 of the Subordinated Indenture is amended and restated in its entirety and shall read as follows:

Section 1.14. Appointment of Agent for Service.  The Company has designated and appointed the Chief Legal Officer, Lloyds Securities Inc. and Deputy Chief Legal Officer, North America of Lloyds Bank Corporate Markets plc (or any successor thereto), currently of 1095 Avenue of the Americas, New York, NY 10036 as its authorized agent upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York, New York, arising out of or relating to the Subordinated Debt Securities, this Subordinated Debt Securities Indenture or this Eleventh Supplemental Indenture, but for that purpose only, and agrees that service of process upon such authorized agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York, New York. Such appointment shall be irrevocable so long as any of the Subordinated Debt Securities remain Outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such authorized agent in full force and effect so long as any of the Subordinated Debt Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action. The Company and the Trustee each hereby submits (for the purposes of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any right to trial by jury and any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Section 4.02. Notices to Trustee.  With respect to any series of Subordinated Debt Securities issued under the Subordinated Indenture, including the Securities, Section 1.05 of the Subordinated Indenture is amended and restated in its entirety to read as follows:

Section 1.05. (a) Notices, Etc. to Trustee, Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by the Subordinated Debt Securities Indenture or the Eleventh Supplemental Indenture to be made upon, given or furnished to, or filed with,

(i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (which may be via e-mail) to the Trustee at its Corporate Trust Office and the Trustee agrees to accept and act upon electronic transmission of written instructions pursuant to the Subordinated Debt Securities Indenture or the Eleventh Supplemental Indenture; provided, however, that (x) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (y) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions; or

(ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and (i) mailed, in the case of the Company, first-class postage prepaid, addressed to it at the address of its principal office specified in the first paragraph of this Subordinated Debt Securities Indenture (unless another address has been previously furnished in writing to the Trustee by the Company, in which case at the last such address) marked “Attention: Company Secretary”, or (ii) faxed to +44 20 7158 3298/3299 marked “Attention: Company Secretary”.

(b) The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee evidence of the Executive Officers.  If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling.  The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Executive Officer have been sent by such Executive Officer.  The Company shall be responsible for ensuring that only Executive Officers transmit such Instructions to the Trustee and that the Company and all Executive Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 4.03. Additional Amounts.  With respect to any series of Subordinated Debt Securities issued under the Subordinated Indenture, including the Securities, Section 10.04 of the Subordinated Indenture is hereby amended and replaced in its entirety as follows: Section 10.04. Additional Amounts.  Amounts to be paid on any series of Subordinated Debt Securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision thereof or authority thereof that has the power to tax (a “U.K. Taxing Jurisdiction”), unless such deduction or withholding is required by law. If at any time a U.K. Taxing Jurisdiction requires the Company to make such deduction or withholding, the Company will pay additional amounts with respect to the interest only on the Subordinated Debt Securities (“Additional Amounts”) that are necessary in order that the net amounts of interest paid to the Holders of Subordinated Debt Securities of the particular series, after the deduction or withholding, shall equal the amounts of interest only which would have been payable on the Subordinated Debt Securities if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee which would not have been deducted or withheld but for the fact that:

(i) the Holder or the Beneficial Owner of the Subordinated Debt Security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the U.K. Taxing Jurisdiction or otherwise having some connection with the U.K. Taxing Jurisdiction other than the holding or ownership of a Subordinated Debt Security, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any Subordinated Debt Security of the relevant series,

(ii) except in the case of a winding-up in the United Kingdom, the relevant Subordinated Debt Security is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant Subordinated Debt Security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the same for payment at the close of that 30 day period,

(iv) the Holder or the Beneficial Owner of the relevant Subordinated Debt Security or the Beneficial Owner of any payment of or in respect of principal of, or any interest or other payment on, the Subordinated Debt Security failed to comply with a request of the Company or its liquidator or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or the Beneficial Owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the U.K. Taxing Jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee,

(v) the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the US Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, or

(vi) any combination of subclauses (i) through (v) above,

nor shall Additional Amounts be paid with respect to any interest only on the Subordinated Debt Securities to any Holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole Beneficial Owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a Beneficial Owner who would not have been entitled to such Additional Amounts, had it been the Holder. With respect to any deduction or withholding made by any of the Company, the Trustee, the Paying Agent or another withholding agent from any amount payable on, or in respect of, the Subordinated Debt Securities in the events described in clauses (i) through (vi) above, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Subordinated Debt Securities, and no additional amounts will be paid on account of any such deduction or withholding. None of the Company, the Trustee, the Paying Agent or another withholding agent shall have any liability in connection with their compliance with any such withholding obligation under applicable law.

Whenever in this Subordinated Debt Securities Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Subordinated Debt Security of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made. Upon request from the Trustee or a paying agent, the Company shall provide information reasonably necessary and readily available in order to enable to the Trustee or paying agent to determine whether any withholding obligations under FATCA apply. None of the Company, the Trustee or a paying agent shall have any liability in connection with the Company’s or Trustee’s or paying agent’s compliance with any such withholding obligation under applicable law.

Section 4.04. Sanctions.  (a) The Company covenants and represents that neither they nor any of their affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”).

(b)       The Company covenants and represents that neither they nor any of their affiliates, subsidiaries, directors or officers will use any payments made pursuant to this Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

(c)       Sub-sections (a) and (b) will not apply if and to the extent that they are or would be unenforceable by reason of breach of (i) any provision of Council Regulation (EC) No 2271/96 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the EEA ) or (ii) any similar blocking or anti-boycott law in the United Kingdom or elsewhere. However, if the aforementioned Council Regulation purports to make compliance with any portion of this Section unenforceable by the Company, the Company will nonetheless take such measures as may be necessary to ensure that the Company does not use the services in any manner which would cause the Trustee, Paying Agent or Subordinated Debt Security Registrar to violate Sanctions applicable to them.

Article 5
Miscellaneous

Section 5.01. Effect of Supplemental Indenture.  Upon the execution and delivery of this Eleventh Supplemental Indenture by each of the Company and the Trustee, and the delivery of the documents referred to in Section 5.02 herein, the Subordinated Indenture shall be supplemented in accordance herewith, and this Eleventh Supplemental Indenture shall form a part of the Subordinated Indenture for all purposes in respect of the Securities or otherwise as applicable.

Section 5.02. Other Documents to be Given to the Trustee.  The Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel stating the recitals contained in Section 1.02 of the Subordinated Indenture and, in the case of the Opinion of Counsel, stating the Indenture is a legal, binding and valid obligation of the Company enforceable in accordance with its terms. As specified in Section 9.03 of the Subordinated Indenture and subject to the provisions of Section 6.03 of the Subordinated Indenture, the Trustee shall also be entitled to receive an Opinion of Counsel stating that that this Eleventh Supplemental Indenture is authorized or permitted by the Subordinated Indenture, and the Eleventh Supplemental Indenture, and the Securities whose terms are incorporated by reference herein are each, subject to Section 1.03 of the Subordinated Indenture, a legal, valid and binding obligation of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditor’s rights generally, by equitable principles of general applicability and by possible judicial actions giving effect to governmental actions or foreign laws affecting creditors’ rights, and the Eleventh Supplemental Indenture is permitted under the Indenture. The Trustee may rely on such Officer’s Certificate and Opinion of Counsel as conclusive evidence that this Eleventh Supplemental Indenture complies with the applicable provisions of the Subordinated Indenture.

Section 5.03. Confirmation of Indenture.  The Subordinated Indenture, as supplemented and amended by this Eleventh Supplemental Indenture with respect to the Securities or otherwise as applicable, is in all respects ratified and confirmed, and the Subordinated Indenture, this Eleventh Supplemental Indenture and all indentures supplemental thereto shall, in respect of the Securities or otherwise as applicable, be read, taken and construed as one and the same instrument.  This Eleventh Supplemental Indenture constitutes an integral part of the Subordinated Indenture and, where applicable, with respect to the Securities.  In the event of a conflict between the terms and conditions of the Subordinated Indenture and the terms and conditions of this Eleventh Supplemental Indenture, the terms and conditions of this Eleventh Supplemental Indenture shall prevail where applicable.

Section 5.04. Concerning the Trustee.  The Trustee does not make any representations as to the validity or sufficiency of this Eleventh Supplemental Indenture or the Securities.  The recitals and statements herein are deemed to be those of the Company and not the Trustee.  In entering into this Eleventh Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Subordinated Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 5.05. Governing Law.  This Eleventh Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except that (i) the authorization and execution by the Company of this Eleventh Supplemental Indenture and the Securities shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of the Company and the Trustee and the Subordinated Debt Security Registrar, as the case may be and (ii) Section 3.18 of this Eleventh Supplemental Indenture (other than the Trustee’s and the Subordinated Debt Security Registrar’s own rights, duties or immunities thereunder) and the third paragraph of Section 5.03 of the Subordinated Indenture in relation to the waiver of any right of set-off or counterclaim with respect to the Securities or the Indenture shall be governed by and construed in accordance with the laws of Scotland.

Section 5.06. Separability.  In case any provision contained in this Eleventh Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.07. Concerning U.K. Bail-in Liability.  Notwithstanding and to the exclusion of any other term of this Eleventh Supplemental Indenture or the Subordinated Indenture or any other agreements, arrangements, or understanding between the Company and the Trustee, the Trustee acknowledges and accepts that a U.K. Bail-in Liability arising under this Eleventh Supplemental Indenture may be subject to the exercise of U.K. bail-in power by the relevant U.K. resolution authority and acknowledges, accepts, and agrees to be bound by:

(a)       the effect of the exercise of U.K. bail-in power by the relevant U.K. resolution authority in relation to any U.K. Bail-in Liability of the Company to the Trustee under this Eleventh Supplemental Indenture or the Subordinated Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)       the reduction of all, or a portion, of the U.K. Bail-in Liability or outstanding amounts due thereon;

(ii)       the conversion of all, or a portion, of the U.K. Bail-in Liability into shares, other securities or other obligations of the Company or another person (and the issue to or conferral on the Trustee of such shares, securities or obligations, including by means of amendment, modifications or variation of the terms of the Securities);

(iii)       the cancellation of the U.K. Bail-in Liability; and/or

(iv)       the amendment or alteration of the amounts due in relation to the U.K. Bail-in Liability, including any interest, if applicable, thereon, the Maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)       the variation of the terms of this Eleventh Supplemental Indenture, as deemed necessary by the relevant U.K. resolution authority, to give effect to the exercise of U.K. bail-in power by the relevant U.K. resolution authority.

“U.K. Bail-in Liability” means a liability in respect of which the U.K. bail-in power may be exercised.

Section 5.08. Counterparts; Electronic Signatures.  This Eleventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or in any certificate, agreement or document related to this Eleventh Supplemental Indenture shall include electronic signatures (including, without limitation, DocuSign and Adobe Sign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 5.09. Bail-in Relating to BRRD Party.  Notwithstanding any other term of this Eleventh Supplemental Indenture or any other agreements, arrangements, or understanding between the parties, each counterparty to a BRRD Party under this Eleventh Supplemental Indenture acknowledges, accepts, and agrees to be bound by:

(a)       the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Eleventh Supplemental Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)       the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)       the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations);

(iii)       the cancellation of the BRRD Liability;

(iv)       the amendment or alteration of the amounts due in relation to the BRRD Liability, including any interest, if applicable, thereon, the Maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)       the variation of the terms of this Eleventh Supplemental Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed as of the date first written above.

LLOYDS BANKING GROUP PLC, as Issuer

By:	/s/ Kristofer Middleton
Name: Kristofer Middleton
Title: Head of Term Issuance and Capital Structuring

[Signature Page to Eleventh Supplemental Indenture]

THE BANK OF NEW YORK MELLON, acting through its London Branch, as Trustee and as Paying Agent

By:	/s/ Colin Lamb
Name: Colin Lamb
Title: Authorised Signatory

The Bank of New York Mellon SA/NV, Dublin Branch, as Subordinated Debt Security Registrar

By:	/s/ Colin Lamb
Name: Colin Lamb
Title: Authorised Signatory

[Signature Page to Eleventh Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL SECURITY

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE RIGHTS OF THE HOLDER OF THIS SUBORDINATED DEBT SECURITY ARE, TO THE EXTENT AND IN THE MANNER SET FORTH IN SECTION 12.01 OF THE INDENTURE, SUBORDINATED TO THE CLAIMS OF OTHER CREDITORS OF THE COMPANY, AND THIS SUBORDINATED NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF THAT SECTION 12.01, AND THE HOLDER OF THIS SUBORDINATED NOTE, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 12.01 OF THE INDENTURE AND THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF SCOTLAND.

CUSIP No. 539439 BE8

ISIN No. US539439BE84

Common Code: 309617592

LLOYDS BANKING GROUP PLC

6.068% FIXED RATE RESET DATED SUBORDINATED TIER 2 NOTES DUE 2036

No. [•]	$[•]

LLOYDS BANKING GROUP PLC (herein called the “Company”, which term includes any successor person under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[•] ([•] Dollars) on June 13, 2036 or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon semi-annually in arrears on June 13 and December 13 of each year, commencing on December 13, 2025, and ending on June 13, 2036 (each, a “Payment Date”). Interest so payable on any Payment Date shall be paid to the holder in whose name this Subordinated Debt Security is registered on May 29 and November 28 immediately preceding the related Payment Date, whether or not a Business Day (each a “Regular Record Date”). If (i) the Company fails to pay any installment of interest on any Subordinated Debt Security on or before its Payment Date and such failure continues for 14 days or (ii) the Company fails to pay all or any part of the principal of any Subordinated Debt Security on any date on which such principal shall otherwise have become due and payable, whether upon redemption or otherwise, and such failure continues for seven days (each of (i) and (ii), a “Default”), the Trustee may commence a proceeding for the winding up of the Company or a Qualifying  Administration, provided that the Trustee may not, upon the occurrence of a Default, declare the principal amount of any of the Outstanding Subordinated Debt Securities to be due and payable.

Interest shall accrue on this Subordinated Debt Security from (and including) the date of issuance to (but excluding) June 13, 2035 (the “Reset Date”) at the rate of 6.068% per annum (the “Initial Interest Rate”) and from (and including) the Reset Date to (but excluding) June 13, 2036 (the “Maturity”) (the “Reset Period”), at a rate per annum calculated by the Calculation Agent on the second Business Day immediately preceding the Reset Date (the “Reset Determination Date”) as being equal to the sum of the applicable U.S. Treasury Rate (as defined below) (expressed as a rate per annum) and 1.600% (the “Margin”), such sum being converted to a semi-annual rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down) (the “Reset Rate of Interest”).

Interest on the Subordinated Debt Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled Interest Payment Date is not a Business Day, the Company will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date.  If the scheduled Maturity date or date of redemption or repayment is not a Business Day, the Company may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Maturity date or date of redemption or repayment.

Payment of the principal amount of (and premium, if any) and any interest on, this Subordinated Debt Security will be made in Dollars.  Such payment shall be made through one or more Paying Agents appointed under the Indenture to the Holder of this Subordinated Debt Security. If the date for payment of the principal amount hereof (and premium, if any) or interest thereon is not a Business Day, then (subject as provided in the Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment and without any interest or other payment in respect of such delay.

Prior to due presentment of this Subordinated Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Debt Security is registered as the owner of such Subordinated Debt Security for the purpose of receiving payment of principal and interest, if any, on such Subordinated Debt Security and for all other purposes whatsoever, whether or not such Subordinated Debt Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Subordinated Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Subordinated Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of this Subordinated Debt Security, by purchasing or acquiring this Subordinated Debt Security, each Holder (including each Beneficial Owner) of this Subordinated Debt Security acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Debt Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Debt Securities into shares or other securities or other obligations of the Company or another person (and the issue to or conferral on the holder of such shares, securities or obligations, including by means of amendment, modification or variation of the terms of the Subordinated Debt Securities); and/or (iii) the amendment or alteration of the Maturity of the Subordinated Debt Securities, or amendment of the amount of interest due on the Subordinated Debt Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Debt Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at Maturity), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each Holder and each Beneficial Owner of the Subordinated Debt Securities further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Subordinated Debt Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification, moratorium and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of financial holding companies, mixed financial holding companies, banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act 2009 as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

“U.S. Treasury Rate” means, with respect to the Reset Date, the rate per annum equal to: (1) the arithmetic average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity for the maturity of one year (“Yields”), for the five consecutive business days immediately prior to the Reset Determination Date and appearing under the caption “Treasury constant maturities” on the Reset Determination Date as of 5:00 p.m. (New York City time), in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury constant maturities”, for the maturity of one year; provided that if the Yield is not available through such release (or successor publication) for any relevant business day, then the arithmetic average will be determined based on the Yields for the remaining business days during the five business day period described above (provided further that if the Yield is available for only a single business day during such five business day period, the “U.S. Treasury Rate” will mean the single-day Yield for such day); or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Date.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Company equal to the last reported Yield on U.S. Treasury securities having a maturity of one year based on information appearing in the most recently published statistical release designated “H.15 Daily Update”  (or any successor publication by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities) as of 5:00 p.m. (New York City time) on the Reset Determination Date.

The U.S. Treasury Rate shall be determined by The Bank of New York Mellon, London Branch as Calculation Agent.

All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company, the Trustee, the Paying Agent and on the Holders of the Subordinated Debt Securities.

All percentages resulting from any of the above calculations shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all Dollar amounts used in or resulting from such calculations shall be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the Subordinated Debt Securities during the Reset Period will in no event be higher than the maximum rate permitted by law or lower than 0.00% per annum.

By its acquisition of Subordinated Debt Securities or an interest therein, each Holder and Beneficial Owner of Subordinated Debt Securities and each subsequent holder and Beneficial Owner waives any and all claims in law and/or equity against the Trustee, the Calculation Agent or any paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and any paying agent in respect of, and agrees that none of the Trustee, the Calculation Agent or any paying agent will be liable for, any action that the Trustee, the Calculation Agent or any paying agent, as the case may be, takes, or abstains from taking, in each case in accordance herewith or any losses suffered in connection therewith.

For the avoidance of doubt, the Trustee shall have the rights set forth in Section 9.03 of the Subordinated Indenture with respect to any amendment or alteration of the terms and conditions of the Subordinated Debt Securities and the Indenture.

“Comparable Treasury Issue” means, with respect to the Reset Period, the U.S. Treasury security or securities selected by the Company with a maturity date on or about the last day of the Reset Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in Dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the Reset Date (calculated by the Calculation Agent on the Reset Determination Date preceding the Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received by the Company, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received by the Company, then such Reference Treasury Dealer Quotation as quoted in writing to the Company by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by the Company, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in Dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the Reset Date, the bid and offered prices obtained by the Company for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date.

“Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

“Calculation Agent” means The Bank of New York Mellon, London Branch, or its successor appointed by the Company from time to time in accordance with the Calculation Agent Agreement between the Company and The Bank of New York Mellon, London Branch, dated as of the Issue Date.

IN WITNESS WHEREOF, the Company has caused this Subordinated Debt Security to be duly executed.

Dated:

LLOYDS BANKING GROUP PLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Debt Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, acting through its London Branch, as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

This security is one of a duly authorized issue of securities of the Company (herein called the “Subordinated Debt Securities”) issued and to be issued in one or more series under a Subordinated Indenture, dated as of November 4, 2014 (herein called the “Subordinated Indenture”), between the Company, as issuer, and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Subordinated Indenture), as supplemented by the Eleventh Supplemental Indenture, dated as of June 13, 2025, among the Company, the Trustee, The Bank of New York Mellon, acting through its London Branch, as paying agent (herein called the “Paying Agent”) and The Bank of New York Mellon SA/NV, Dublin Branch, as Subordinated Debt Security Registrar (the “Eleventh Supplemental Indenture”, and, together with the Subordinated Indenture, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Subordinated Debt Securities and of the terms upon which the Subordinated Debt Securities are, and are to be, authenticated and delivered.

This Subordinated Debt Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $1,250,000,000. The Company may, from time to time, without the consent of the Holders of the Subordinated Debt Securities, issue additional Subordinated Debt Securities of one or more of the series of Subordinated Debt Securities issued under the Subordinated Indenture, having the same ranking and the same interest rate, Maturity, redemption terms and other terms as the Subordinated Debt Securities, except for the price to the public, issue date and first Interest Payment Date, provided that such additional Subordinated Debt Securities must be fungible with the outstanding Subordinated Debt Securities for U.S. federal income tax purposes.  Any such additional Subordinated Debt Securities, together with the Subordinated Debt Securities of the applicable series, shall constitute a single series of Subordinated Debt Securities under the Subordinated Indenture and shall be included in the definition of “Securities” in the Subordinated Indenture where the context requires.

The Subordinated Debt Securities will constitute our direct, unconditional, unsecured, unguaranteed and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness of the Company.

The rights of the Holders of the Subordinated Debt Securities of this series are, to the extent and in the manner set forth in Section 12.01 of the Indenture, subordinated to the claims of all Senior Creditors of the Company, and this series of Subordinated Debt Securities is issued subject to the provisions of that Section 12.01, and the Holders of this series of Subordinated Debt Securities, by accepting the same, agree to and shall be bound by such provisions.  The provisions of Section 12.01 of the Indenture and the terms of this paragraph are governed by, and shall be construed in accordance with, the laws of Scotland.

If an Event of Default occurs with respect to Subordinated Debt Securities of any series, then in every such case the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Subordinated Debt Securities of this series may declare the principal amount, together with accrued interest (if any), and Additional Amounts (if any), payable on such Subordinated Debt Securities, of all the Subordinated Debt Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holder or Holders), and upon any such declaration such amount shall become immediately due and payable.

Except as otherwise provided in Article 5 of the Indenture, during the continuance of an Event of Default, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Subordinated Debt Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Subordinated Indenture or in aid of the exercise of any power granted herein, or to enforce any other legal or equitable right vested in the Trustee by the Subordinated Indenture or by law, provided, however, that the Company shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Subordinated Debt Securities prior to any date on which the principal of, or any interest on, the Subordinated Debt Securities would have otherwise been payable by the Company.

If a Default occurs, the Trustee may commence a proceeding for the winding-up of the Company and/or prove in a winding-up of the Company or a Qualifying Administration for all due and payable amounts, provided that the Trustee may not, upon the occurrence of a Default (except in such winding-up, in accordance with Section 5.01 of the Indenture), declare the principal amount of any of the Outstanding Subordinated Debt Securities to be due and payable.

Failure to make any payment in respect of this Subordinated Debt Security shall not be a Default if such payment is withheld or refused and an Opinion of Counsel is delivered to the Trustee concluding that such sums were not paid in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, provided, however, that the Trustee may by notice to the Company require the Company to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case the Company shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the provisions of the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of 14 days (in the case of payments under Section 5.03(a) of the Indenture) or seven days (in the case of payments under Section 5.03(b) of the Indenture) after the Trustee gives written notice to the Company informing it of such resolution.

Subject to applicable law, no Holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by the Company arising under or in connection with the Subordinated Debt Securities. By accepting a Subordinated Debt Security, each Holder will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation or retention with respect to the Subordinated Debt Securities or this Subordinated Indenture (or between the obligations under or in respect of any Subordinated Debt Securities and any liability owed by a Holder to the Company) that they might otherwise have against the Company.

No remedy against the Company other than as referred to in Article 5 of the Indenture shall be available to the Trustee (on behalf of the Holders) or the Holders, whether for the recovery of amounts owing in respect of the Subordinated Debt Securities or under the Indenture or in respect of any breach by the Company of any of its other obligations under or in respect of the Subordinated Debt Securities or under the Subordinated Indenture, except that the Trustee and the Holders shall have such rights and powers as they are required to have under the Trust Indenture Act.

Amounts to be paid on the Subordinated Debt Securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision thereof or authority thereof that has the power to tax (a “U.K. Taxing Jurisdiction”), unless such deduction or withholding is required by law. If at any time a U.K. Taxing Jurisdiction requires the Company to make such deduction or withholding, the Company will pay additional amounts with respect to the interest only on the Subordinated Debt Securities (“Additional Amounts”) that are necessary in order that the net amounts of interest paid to the Holders of Subordinated Debt Securities of the particular series, after the deduction or withholding, shall equal the amounts of interest only which would have been payable on the Subordinated Debt Securities if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee which would not have been deducted or withheld but for the fact that:

(i) the Holder or the Beneficial Owner of the Subordinated Debt Security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the U.K Taxing Jurisdiction or otherwise having some connection with the U.K. Taxing Jurisdiction other than the holding or ownership of a Subordinated Debt Security, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any Subordinated Debt Security;

(ii) except in the case of winding-up in the United Kingdom, the relevant Subordinated Debt Security is presented (where presentation is required) for payment in the United Kingdom;

(iii) the relevant Subordinated Debt Security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the same for payment at the close of that 30 day period;

(iv) the Holder or the Beneficial Owner of the relevant Subordinated Debt Security or the Beneficial Owner of any payment of or in respect of principal of, or any interest or other payment on, the Subordinated Debt Security failed to comply with a request of the Company or its liquidator or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or the Beneficial Owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the U.K. Taxing Jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;

(v) the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the US Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

(vi) any combination of subclauses (i) through (v) above,

nor shall Additional Amounts be paid with respect to any interest only on the Subordinated Debt Securities to any Holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole Beneficial Owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a Beneficial Owner who would not have been entitled to such Additional Amounts, had it been the Holder. With respect to any deduction or withholding made by any of the Company, the Trustee, the Paying Agent or another withholding agent from any amount payable on, or in respect of, the Subordinated Debt Securities in the events described in clauses (i) through (vi) above, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Subordinated Debt Securities, and no additional amounts will be paid on account of any such deduction or withholding. None of the Company, the Trustee, the Paying Agent or another withholding agent shall have any liability in connection with their compliance with any such withholding obligation under applicable law.

Whenever in the Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Subordinated Debt Securities of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made. Upon request from the Trustee or a paying agent, the Company shall provide information reasonably necessary and readily available in order to enable to the Trustee or paying agent to determine whether any withholding obligations under FATCA apply. None of the Company, the Trustee or a paying agent shall have any liability in connection with the Company’s or Trustee’s or paying agent’s compliance with any such withholding obligation under applicable law.

Subordinated Debt Securities may not be redeemed except in accordance with provisions of applicable law, applicable provisions of the Applicable Regulations and except as provided in the Indenture. The Subordinated Debt Securities may not be redeemed in whole or in part at the option of the Holder thereof.

Subject to the limitations specified below, the Company may, at the option of the Company, on not less than 15 nor more than 30 days’ notice, redeem the Subordinated Debt Securities, as a whole but not in part, at a redemption price equal to 100% of the principal amount, of the Subordinated Debt Securities then outstanding, together with any accrued interest to (but excluding) the date fixed for redemption, if at any time the Company determines that:

(i)       as a result of a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the date of issuance of the Subordinated Debt Securities (the “Issue Date”), or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date (a “Tax Law Change”), the Company has paid or will or would on the next payment date be required to pay Additional Amounts to any Holder of the Subordinated Debt Securities; and/or

(ii)       a Tax Law Change would:

(A)       result in the Company not being entitled to claim a deduction in respect of any payments (or its corresponding funding costs as recognized in its financial statements) in respect of the Subordinated Debt Securities in computing its taxation liabilities or the amount or value of such deduction to the Company would be materially reduced;

(B)       prevent the Subordinated Debt Securities from being treated as loan relationships for United Kingdom tax purposes;

(C)       as a result of the Subordinated Debt Securities being in issue, result in the Company not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as of the Issue Date or any similar system or systems having like effect as may from time to time exist);

(D)        result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Subordinated Debt Securities or the conversion of the Subordinated Debt Securities into shares or other obligations of the Company (including, pursuant to the terms and conditions of the Subordinated Debt Securities or as a result of the exercise of any regulatory powers under the Banking Act); or

(E)       result in a Subordinated Debt Security or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

(each such Tax Law Change, a “Tax Event”); provided, however, in each case that the Company could not avoid the consequences of the Tax Event by taking measures reasonably available to it.

Prior to the delivery of any such notice of redemption, the Company shall deliver to the Trustee (i) a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company), in a form satisfactory to the Trustee, to the effect that a Tax Event has occurred, and (ii) an Officer’s Certificate confirming (1) that all the conditions necessary for redemption have occurred and that the Company could not avoid the consequences of the Tax Event by taking measures reasonably available to it, and (2) that if, and to the extent required under Applicable Regulations, the Company has demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by the Company on the Issue Date. The Trustee is entitled to conclusively rely on and accept such opinion and Officer’s Certificate without any duty whatsoever of further inquiry and without liability to any person, in which event such opinion and Officer’s Certificate shall be conclusive and binding on the Trustee, the Holders and the Beneficial Owners.

Subject to the conditions set out below, the Subordinated Debt Securities are redeemable, as a whole but not in part, at the option of the Company, on not less than 15 calendar days’ nor more than 30 calendar days’ notice, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest thereon, if any, in respect of Subordinated Debt Securities to, but excluding, the date fixed for redemption if, immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred.

Prior to the giving of any notice of redemption, the Company must deliver to the Trustee an Officer’s Certificate stating that (i) a Capital Disqualification Event has occurred, and (ii) if, and to the extent required under Applicable Regulations, the Company has demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by the Company as at the Issue Date. The Trustee shall be entitled to accept such Officer’s Certificate without any further inquiry and without liability to any person, in which event such Officer’s Certificate shall be conclusive and binding on the Trustee and the Holders and Beneficial Owners.

Subject to the conditions set out below, and to applicable law in force at the relevant time, including the Applicable Regulations, the Company may from time to time purchase Subordinated Debt Securities in the open market or by tender or by private agreement, in any manner and at any price or at differing prices. Subordinated Debt Securities purchased or otherwise acquired by the Company may be held, resold or at the Company’s sole discretion, surrendered to the Trustee for cancellation (in which case all Subordinated Debt Securities so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold).

Subject to the conditions set out below, the Subordinated Debt Securities are redeemable, in whole but not in part, at the option of the Company, on not less than 15 calendar days’ nor more than 30 calendar days’ notice to each Holder of Subordinated Debt Securities to be redeemed, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest thereon, if any, to, but excluding June 13, 2035, at the option of the Company on the Reset Date. Notice shall be given to the Trustee at least five Business Days prior to the date notice is sent to Holders, unless a shorter notice period shall be satisfactory to the Trustee.

Upon the occurrence of a Tax Event or a Capital Disqualification Event, the Company may, subject to the conditions set out in Section 11.13 of the Indenture, but without any requirement for the consent or approval of the Holders of the Subordinated Debt Securities, at any time (whether before, on or following the Reset Date) either substitute all (but not some only) of the Subordinated Debt Securities for, or vary the terms of the Subordinated Debt Securities so that they remain or, as appropriate, become, Compliant Securities, and the Trustee shall (subject to the below) agree to such substitution or variation. Upon the expiry of such notice, the Company shall either vary the terms of or substitute the Subordinated Debt Securities, as the case may be.

Prior to the giving of any notice of substitution or variation, the Company must deliver to the Trustee an Officer’s Certificate stating that a Tax Event or a Capital Disqualification Event, as the case may be, has occurred, setting out the details thereof, and stating that the terms of the relevant Compliant Securities comply with the definition thereof. The Trustee shall be entitled to accept such Officer’s Certificate without any further inquiry, in which event such Officer’s Certificate shall be conclusive and binding on the Trustee and the Holders and Beneficial Owners of the Subordinated Debt Securities.

“Compliant Securities” means securities issued directly by the Company that:

(a) have terms not materially less favorable to an investor than the terms of the Subordinated Debt Securities (as reasonably determined by the Company in consultation with an investment bank or financial adviser of international standing (which in either case is independent of the Company)) and provided that the Company has delivered an Officer’s Certificate to such effect (including as to such consultation) to the Trustee (upon which the Trustee shall be entitled to rely without further inquiry and without liability to any person) prior to the issue or variation of the relevant securities);

(b) subject to (a) above (1) contain terms which comply with the then current requirements of the Relevant Regulator in relation to Tier 2 capital; (2) provide for the same interest rate and Interest Payment Dates from time to time applying to the Subordinated Debt Securities; (3) rank pari passu with the ranking of the Subordinated Debt Securities; (4) preserve any existing rights under the Indenture to any accrued interest or other amounts which have not been either paid or canceled; and (5) preserve the obligations of the Company as to payments of principal in respect of the Subordinated Debt Securities, including (without limitation) as to the timing and amount of such payments;

(c) are (1) listed on the New York Stock Exchange or (2) listed on such other stock exchange as is a Recognized Stock Exchange at that time as selected by the Company; and

(d) where the Subordinated Debt Securities which have been substituted or varied had a published rating (solicited by, or assigned with the cooperation of, the Company) from a Rating Agency immediately prior to their substitution or variation, each such Rating Agency has ascribed, or announced its intention to ascribe, an equal or higher published rating to the relevant Compliant Securities.

“Recognized Stock Exchange” means a recognized stock exchange as defined in section 1005 of the U.K. Income Tax Act 2007 as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.

The Subordinated Debt Securities may be redeemed, purchased, substituted or varied by the Company prior to Maturity as provided in the foregoing paragraphs, subject to:

(a) the Company giving notice to the Relevant Regulator and the Relevant Regulator granting permission to the Company to redeem, purchase, substitute or vary the Subordinated Debt Securities as the case may be (in each case to the extent, and in the manner, required by the Applicable Regulations);

(b) in respect of any redemption of the Subordinated Debt Securities proposed to be made prior to the fifth anniversary of the Issue Date, if and to the extent then required under the Applicable Regulations (a) in the case of an optional redemption due to a Tax Event, the Company having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by the Company as at the Issue Date or (b) in the case of redemption following the occurrence of a Capital Disqualification Event, the Company having demonstrated to the satisfaction of the Relevant Regulator that the relevant change (or pending change) was not reasonably foreseeable by the Company as at the Issue Date and the Relevant Regulator considering such change to be sufficiently certain;

(c) if and to the extent then required under the Applicable Regulations, either: (A) the Company having replaced the Subordinated Debt Securities with instruments qualifying as own funds of equal or higher quality on terms that are sustainable for the income capacity of the Company; or (B) (save in the case of sub-paragraph (d)(A) below) the Company demonstrating to the satisfaction of the Relevant Regulator that the own funds and eligible liabilities of the Company would, following such redemption, purchase, substitution or variation, exceed its minimum applicable capital requirements (including any applicable buffer requirements) by a margin that the Relevant Regulator considers necessary at such time; and

(d) in the case of any purchase prior to the fifth anniversary of the Issue Date, in addition to satisfying either of the conditions specified in paragraph (c) above, either: (A) the Company having, before or at the same time as such purchase, replaced the Subordinated Debt Securities with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of the Company, and the Relevant Regulator having permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or (B) the relevant Subordinated Debt Securities being purchased for market- making purposes in accordance with the Applicable Regulations.

Any refusal by the Relevant Regulator to grant its permission as contemplated above shall not constitute a Default or an Event of Default for any purpose. Notwithstanding the above conditions, if, at the time of any redemption, purchase, substitution or variation, the then-prevailing Applicable Regulations permit the repayment, purchase, substitution or variation only after compliance with one or more alternative or additional preconditions to those set out above, the Company shall comply with such other and/or, as appropriate, additional pre-condition(s).

If the Company elects to redeem the Subordinated Debt Securities, the Subordinated Debt Securities will cease to accrue interest from the date of redemption, provided the redemption price has been paid in accordance with the Indenture.

Upon payment of (i) the amount of principal (and premium, if any) so declared due and payable and (ii) accrued and unpaid interest, all of the Company’s obligations in respect of the payment of the principal of (and premium, if any), and accrued and unpaid interest on, the Subordinated Debt Securities of this series shall terminate.

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Subordinated Debt Securities, by purchasing or acquiring the Subordinated Debt Securities, each Holder (including each Beneficial Owner) of the Subordinated Debt Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Debt Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Debt Securities into shares or other securities or other obligations of the Company or another person (and the issue to or conferral on the holder of such shares, securities or obligations, including by means of an amendment, modification or variation of the terms of the Subordinated Debt Securities); and/or (iii) the amendment or alteration of the Maturity of the Subordinated Debt Securities, or amendment of the amount of interest due on the Subordinated Debt Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Debt Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power.  With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at Maturity), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each Holder and Beneficial Owner of the Subordinated Debt Securities further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Subordinated Debt Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification, moratorium and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of financial holding companies, mixed financial holding companies, banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act 2009 as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

By purchasing or acquiring the Subordinated Debt Securities, each Holder and each Beneficial Owner of the Subordinated Debt Securities:

(i) acknowledges and agrees that no exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Subordinated Debt Securities shall give rise to a Default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Debt Securities; and

(iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Subordinated Debt Securities under Section 5.12 of the Subordinated Indenture, and (b) neither the Subordinated Indenture nor the Eleventh Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Subordinated Debt Securities remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Subordinated Debt Securities), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Subordinated Debt Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Eleventh Supplemental Indenture, unless the Company and the Trustee agree in writing that a supplemental indenture is not necessary.

Each Holder or Beneficial Owner that purchases or acquires its Subordinated Debt Securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Subordinated Debt Securities that acquire the Subordinated Debt Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Subordinated Debt Securities, including in relation to the U.K. bail-in power.

By purchasing or acquiring the Subordinated Debt Securities, each Holder and each Beneficial Owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Subordinated Debt Securities and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Subordinated Debt Securities to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Subordinated Debt Securities as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner or the Trustee.

No repayment of the principal amount of the Subordinated Debt Securities or payment of interest on the Subordinated Debt Securities shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom applicable to the Company and the Group.

Neither a reduction or cancellation, in part or in full, of the principal amount of, or interest on, the Subordinated Debt Securities or the conversion thereof into another security or obligation of the Company or another person, as a result of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Company, nor the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Debt Securities will be a Default or an Event of Default for any purpose.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Debt Securities, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes. Any delay or failure by the Company in delivering the notices referred to in this paragraph shall not affect the validity and enforceability of the U.K. bail-in power.

The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture shall survive any exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Debt Securities.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Subordinated Debt Securities to be affected thereby by the Company and the Trustee with the consent of the Holders of not less than two-thirds in principal amount of the Subordinated Debt Securities at the time outstanding.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities, on behalf of the Holders of all Subordinated Debt Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Subordinated Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Subordinated Debt Security and of any Subordinated Debt Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Debt Security.

No reference herein to the Indenture and no provision of this Subordinated Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, if and when due and payable, the principal of (and premium, if any) and interest on, this Subordinated Debt Security at the times, place and rate, and in the coin or currency, herein prescribed.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Subordinated Debt Security of this series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder fulfills the requirements of Section 5.07 under the Indenture.

No reference herein to the Indenture and no provision of this Subordinated Debt Security or of the Indenture shall alter or impair the right of the Holder of this Subordinated Debt Security, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest, if any, on, this Subordinated Debt Security when due and payable in accordance with the provisions of this Subordinated Debt Security and the Indenture.

The Subordinated Indenture, the Eleventh Supplemental Indenture and the Subordinated Debt Securities are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the Subordinated Debt Securities, which are governed by, and construed in accordance with, the laws of Scotland.

Unless otherwise defined herein, all terms used in this Subordinated Debt Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

A-21